EXHIBIT 3.2









                          AMENDED AND RESTATED BYE-LAWS
                                       OF
                           CASTLEPOINT HOLDINGS, LTD.





















                      Amended and Restated on April 1, 2006
                      -------------------------------------
                              Amended July 31, 2007
                              ---------------------

                                TABLE OF CONTENTS

Bye-Law                                                                    Page
-------                                                                    ----

1.    Interpretation.........................................................1
2.    Board of Directors.....................................................5
3.    Management of the Company..............................................5
4.    Power to appoint chief executive officer...............................6
5.    Power to appoint manager...............................................6
6.    Power to authorise specific actions....................................6
7.    Power to appoint attorney..............................................6
8.    Power to appoint and dismiss employees.................................6
9.    Power to borrow and charge property....................................7
10.   Power to purchase shares of the Company................................7
11.   Election of Directors..................................................8
12.   Defects in appointment of Directors....................................9
13.   Removal of Directors..................................................10
14.   Vacancies on the Board................................................10
15.   Notice of meetings of the Board.......................................11
16.   Quorum at meetings of the Board.......................................11
17.   Meetings of the Board.................................................12
18.   Unanimous written resolutions.........................................12
19.   Contracts and disclosure of Directors' interests......................12
20.   Remuneration of Directors.............................................12
21.   Power to delegate to a committee......................................13
22.   Officers of the Company...............................................13
23.   Appointment of Officers...............................................14
24.   Remuneration of Officers..............................................14

25.   Duties of Officers....................................................14
26.   Chairman of meetings..................................................14
27.   Register of Directors and Officers....................................14
28.   Obligations of Board to keep minutes..................................14
29.   Indemnification of Directors and Officers of the Company..............15
30.   Waiver of claim by Member.............................................15
31.   Notice of annual general meeting......................................16
32.   Notice of special general meeting.....................................16
33.   Accidental omission of notice of general meeting......................16
34.   Meeting called on requisition of Members..............................16
35.   Short notice..........................................................16
36.   Postponement of Meetings..............................................16
37.   Quorum For General Meeting............................................17
38.   Adjournment of meetings...............................................17
39.   Attendance at meetings................................................17
40.   Written resolutions...................................................17
41.   Attendance of Directors...............................................18
42.   Voting at meetings....................................................18
43.   Voting on show of hands...............................................18
44.   Decision of chairman..................................................19
45.   Demand for a poll.....................................................19
46.   Seniority of joint holders voting.....................................20
47.   Instrument of proxy...................................................20
48.   Representation of corporations at meetings............................20
49.   Rights of shares......................................................20
50.   Limitation on voting rights of Controlled Shares......................21
51.   Power to issue shares.................................................23
52.   Variation of rights and alteration of share capital...................24
53.   Registered holder of shares...........................................25

54.   Death of a joint holder...............................................25
55.   Share certificates....................................................25
56.   Calls on shares.......................................................26
57.   Forfeiture of Shares..................................................26
58.   Contents of Register of Members.......................................26
59.   Inspection of Register of Members.....................................26
60.   Determination of record dates.........................................27
61.   Instrument of transfer................................................27
62.   Restrictions on transfer..............................................28
63.   Transfers by joint holders............................................29
64.   Lien on Shares........................................................29
65.   Registration on death or bankruptcy...................................30
66.   Representative of deceased Member.....................................30
67.   Declaration of dividends by the Board.................................31
68.   Other distributions...................................................31
69.   Reserve fund..........................................................31
70.   Deduction of amounts due to the Company...............................31
71.   Unclaimed dividends...................................................31
72.   Interest on dividend..................................................31
73.   Issue of bonus shares.................................................31
74.   Records of account....................................................32
75.   Financial year end....................................................32
76.   Financial statements..................................................32
77.   Appointment of Auditor................................................32
78.   Remuneration of Auditor...............................................33
79.   Vacation of office of Auditor.........................................33
80.   Access to books of the Company........................................33
81.   Report of the Auditor.................................................33
82.   Notices to Members of the Company.....................................33

83.   Notices to joint Members..............................................34
84.   Service and delivery of notice........................................34
85.   The Seal..............................................................34
86.   Manner in which seal is to be affixed.................................34
87.   Winding-up/distribution by liquidator.................................34
88.   Alteration of Bye-laws................................................35
89.   Voting of Subsidiary Shares...........................................35
90.   Bye-Laws or Articles of Association of Certain Subsidiaries...........35

                                 B Y E - L A W S

                                       of

                           CASTLEPOINT HOLDINGS, LTD.

                                 INTERPRETATION
1. Interpretation
-- --------------

     (1) In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

          (a)  "Act" means the Companies Act 1981 as amended from time to time;

          (b)  "Affiliate"  has  the  meaning   ascribed  thereto  in  Rule  144
               promulgated under the Securities Act;

          (c)  "Auditor" includes any individual or partnership;

          (d) "Board" means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

          (e) "Business Day" means any day, other than a Saturday, a Sunday or any day on which banks in Hamilton, Bermuda or The City of New York, United States are authorized or obligated by law or executive order to close;

          (f) "Cause" means wilful misconduct, fraud, gross negligence, embezzlement or any other criminal conduct or any physical or mental disability that would substantially impair the ability of a Director to function in that capacity;

          (g) "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, or any federal statute from time to time in effect that has replaced such statute, and any reference in these Bye-laws to a provision of the Code or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation;

          (h) "Common Shares" means the common shares, par value U.S.$ 0.01 per share, of the Company and includes a fraction of a Common Share;

          (i) "Company" means the company for which these Bye-laws are approved and confirmed;

          (j) "Controlled Shares" of any Person means all Common Shares and shares of any other class or classes of shares of the Company conferring voting rights owned by such Person, whether:

               (i)  directly;

               (ii) with respect to Persons who are U.S. Persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code; or,

               (iii) beneficially   owned  directly  or  indirectly  within  the
                    meaning of Section 13(d)(3) of the Exchange Act, as amended, and the rules and regulations thereunder;

          (k)  "Director" means a director of the Company;

          (l)  "Dividend" includes a bonus or capitalization issue of shares;

          (m) "Exchange Act" means the United States Securities Exchange Act of 1934 as amended from time to time or any federal statute from time to time in effect that has replaced such statute, and any reference in these Bye-laws to a provision of the Exchange Act or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation;

          (n) "Fair Market Value" means, with respect to a repurchase of any shares of the Company in accordance with these Bye-laws, (i) if such shares are listed on a securities exchange (or quoted in a securities quotation system), the average closing sale price of such shares on such exchange (or in such quotation system), or, if such shares are listed on (or quoted in) more than one exchange (or quotation system), the average closing sale price of the shares on the principal securities exchange (or quotation system) on which such shares are then traded, or, if such shares are not then listed on a securities exchange (or quotation system) but are traded in the over-the-counter market, the average of the latest bid and asked quotations for such shares in such market, in each case for the last five trading days immediately preceding the day on which notice of the repurchase of such shares is sent pursuant to these Bye-laws or (ii) if no such closing sales prices or quotations are available because such shares are not publicly traded or otherwise, the fair value of such shares as determined by one independent nationally recognized investment banking firm chosen by the Company and reasonably satisfactory to the Member whose shares are to be so repurchased by the Company, provided that the -------- ---- calculation of the Fair Market Value of the shares made by such appointed investment banking firm (i) shall not include any discount relating to the absence of a public trading market for, or any transfer restrictions on, such shares, and (ii) shall be final and the fees and expenses stemming from such calculation shall be borne by the Company or its assignee, as the case may be;

          (o)  "Formula" has the meaning ascribed thereto in Bye-law 50;

          (p) "Member" means the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons as the context so requires;

          (q) "9.5% Shareholder" means a Person who owns, in the aggregate, (i) directly, (ii) with respect to Persons who are U.S. Persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code or (iii) beneficially, directly or indirectly within the meaning of Section 13(d)(3) of the Exchange Act, shares of the Company representing more than nine and one half percent (9.5%) of the total combined voting rights attaching to the issued Common Shares and the issued shares of any other class or classes of shares of the Company;

          (r) "Notice" means written notice as further defined in these Bye-laws unless otherwise specifically stated;

          (s) "Officer" means any person appointed by the Board to hold an office in the Company;

          (t) "Person" means any individual, company, corporation, firm, partnership, trust or any other business, entity or person, whether or not recognized as constituting a separate legal entity;

          (u) "Register of Directors and Officers" means the Register of Directors and Officers referred to in Bye-law 27;

          (v) "Register of Members" means the Register of Members referred to in Bye-law 58;

          (w) "Related Group" means a group of shareholders or members of the Company that are investment vehicles and are under common control or management;

          (x) "Secretary" means the person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary;

          (y) "Securities Act" means the United States Securities Act of 1933 as amended from time to time or any federal statute from time to time in effect which has replaced such statute, and any reference in these Bye-laws to a provision of the Securities Act or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation;

          (z) "share" means a share of any class of shares in the capital of the Company (including, where the context so admits, Common Shares) and includes a fraction of a share;

          (aa) "subsidiary", with respect to any Person, means a company more than fifty percent (50%) (or, in the case of a wholly owned subsidiary, one hundred percent (100%)) of the outstanding Voting Shares of which is owned, directly or indirectly, by such Person or by one or more other subsidiaries, or any such Person and one or more other subsidiaries;

          (bb) "Unadjusted Basis", when used with respect to the aggregate voting rights held by any Member, refers to the determination of such rights without reference to the provisions relating to the adjustment of voting rights contained in Bye-law 50;

          (cc) "United States" means the United States of America and dependent territories or any part thereof;

          (dd) "United States 25% Shareholder" means a U.S. Person who owns, directly or by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code, twenty-five percent (25%) or more of either (i) the total combined voting rights attaching to the issued Common Shares and the issued shares of any other class or classes of shares of the Company or (ii) the total combined value of the issued Common Shares and any other issued shares of the Company, in each case determined pursuant to Section 957 of the Code;

          (ee) "U.S. Person" means (i) a citizen or resident of the United States for U.S. tax purposes, (ii) a corporation, partnership or other entity taxable as a corporation or partnership created or organized in the United States or under the laws of the United States or of any of its political subdivisions, (iii) an estate the income of which is subject to United States federal income tax without regard to its source, (iv) a trust if a court within the United States is able to exercise primary supervision over the trust's administration and one or more U.S. persons have the authority to control all substantial decisions of the trust and
               (v) certain electing corporations and trusts; and

          (ff) "Voting Share" of any Person means any share in such Person conferring voting rights on the holder thereof (other than such voting rights as would exist solely in relation to a proposal to alter or vary the rights attaching to such shares solely upon the future occurrence of a contingency or voting rights attaching solely by virtue of the provisions of the Act).

     (2) In these Bye-laws, where not inconsistent with the context:

          (a) words denoting the plural number include the singular number and vice versa;

          (b)  words denoting the masculine gender include the feminine gender;

          (c) words importing persons include companies, associations or bodies of persons whether corporate or not;

          (d)  the word:

          (i)  "may" shall be construed as permissive;

          (ii) "shall" shall be construed as imperative; and

          (e) unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

     (3) Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, electronic mail, printing, lithography, photography and other modes of representing words in a visible form.

     (4) Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

                               BOARD OF DIRECTORS

2. Board of Directors
-- ------------------

     The business of the Company shall be managed and conducted by the Board.

3. Management of the Company
-- -------------------------

     (1) In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws, the provisions of any statute, and to such regulations as may be prescribed by the Company in general meeting.

     (2) No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

     (3) The Board may procure that the Company pays to Members or third parties all expenses incurred in promoting and incorporating the Company.

4. Power to appoint chief executive officer
-- ----------------------------------------

     The Board may from time to time appoint one or more Persons to the office of chief executive officer of the Company who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

5. Power to appoint manager
-- ------------------------

     The Board may appoint a Person to act as manager of the Company's day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

6. Power to authorise specific actions
-- -----------------------------------

     The Board may from time to time and at any time authorise any Director, Officer or other Person or body of Persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

7. Power to appoint attorney
-- -------------------------

     The Board may from time to time and at any time by power of attorney appoint any company, firm, Person or body of Persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as they may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under their personal seal with the same effect as the affixation of the seal of the Company.

8. Power to appoint and dismiss employees
-- --------------------------------------

     The Board may appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

9. Power to borrow and charge property
-- -----------------------------------

     The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

10. Power to purchase shares of the Company
--- ----------------------------------------

     (1)  Exercise  of  power  to  repurchase   shares  of  the  Company  or  to
          discontinue the Company

     The Board may exercise all the powers of the Company to purchase all or any part of its own shares pursuant to Sections 42 and 42A of the Act or to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to Section 132G of the Act or any successor to such provisions.

     (2)  Unilateral repurchase right

     Subject to Section 42A of the Act, if the Board in its absolute and unfettered discretion, on behalf of the Company, determines that share ownership by any Member may result in adverse tax, regulatory or legal consequences to the Company, any of its subsidiaries or any of the Members, the Company will have the option, but not the obligation, to repurchase all or part of the shares held by such Member (to the extent the Board, in the reasonable exercise of its discretion, determines it is necessary to avoid or cure such adverse consequences) for immediately available funds in an amount equal to the Fair Market Value of such shares on the date the Company sends the Repurchase Notice referred to below (the "Repurchase Price"); provided, that the Board will use its best efforts to exercise this option equally among similarly situated Members (to the extent possible under the circumstances). In that event, the Company will also be entitled to assign its repurchase right to a third party or parties including the other Members, with the consent of such assignee. Each Member shall be bound by the determination by the Company to repurchase or assign its right to repurchase such Member's shares and, if so required by the Company, shall sell the number of shares that the Company requires it to sell.

     In the event that the Company or its assignee(s) determines to repurchase any such shares, the Company shall provide each Member concerned with written notice of such determination (a "Repurchase Notice") at least seven (7) calendar days prior to such repurchase or such shorter period as each such Member may authorize, specifying the date on which any such shares are to be repurchased and the Repurchase Price. The Company may revoke the Repurchase Notice at any time before it (or its assignee(s)) pays for the shares. Neither the Company nor its assignee(s) shall be obliged to give general notice to the Members of any intention to purchase or the conclusion of any purchase of shares. Payment of the Repurchase Price by the Company or its assignee(s) shall be by wire transfer and made at a closing to be held no less than seven (7) calendar days after receipt of the Repurchase Notice by the Member.

     (3)  Restrictions on repurchases

     If the Company redeems or purchases shares pursuant to this Bye-law 10, it shall do so only in a manner it believes would not result, upon consummation of such redemption or purchase, in (i) any Person becoming or continuing to be a 9.5% Shareholder, other than Tower Group, Inc. or any of its Affiliates; or (ii) any Person becoming or continuing to be a United States 25% Shareholder.

11. Election of Directors
--- ---------------------

     (1) Unless otherwise provided by statute, regulation, stock exchange or self-regulatory organisation rule, the election and removal of Directors shall be governed by the following provisions.

     (2) The Board of Directors shall consist of such number of directors as the directors shall determine from time-to-time, or such number in excess thereof as the Members may from time to time determine that shall be elected or appointed in the first place at the statutory meeting of the Company and thereafter, except in the case of a casual vacancy, at the annual general meeting or at any special general meeting called for that purpose in accordance with these Bye-laws. The Directors shall be divided into three (3) classes as nearly equal as possible (Class A, Class B and Class C). The initial Class A Directors shall serve for a term expiring at the annual general meeting of Members to be held in 2007; the initial Class B Directors shall serve for a term expiring at the annual general meeting of Members to be held in 2008; and the initial Class C Directors shall serve for a term expiring at the annual general meeting of Members to be held in 2009. At each annual general meeting of Members, the successor or successors of the class of Directors shall hold office for a term expiring at the annual general meeting of Members held in the third year following the year of their election. The Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier death, disqualification, resignation, or removal.

     (3) Only Persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of Persons for election to the Board of the Company may be made at a meeting of Members called for the election of directors, or at the discretion of the Board, by any nominating committee or Person appointed by the Board, or by any Member of the Company entitled to vote for the election of Director at the meeting who complies with the Notice procedures set forth in this Bye-Law. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely Notice to the Secretary of the Company. To be timely, a Member's Notice shall be delivered to or mailed and received at the Office of the Company not less than sixty (60) days prior to such meeting. Such Member's Notice to the Secretary shall set forth (a) as to each Person whom the Member proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the Person, (ii) the principal occupation or employment of the Person, (iii) the class and number of shares of Common Shares of the Company which are beneficially owned by the Person, (iv) any other information relating to the Person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Schedule 14A of the Exchange Act, and (v) the consent of each nominee to serve as a Director, if so elected; and (b) as to the Member giving the Notice (i) the name and record address of the Member and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the Member. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company. No Persons shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth herein.

     (4) The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.


     (5) The Directors shall (subject to any resolution of the Members to the contrary) have the power from time to time and at any time to appoint any Person as a Director to fill a casual vacancy on the Board, provided, however, that the number of Directors so appointed shall not exceed any maximum number determined from time to time by the Members in a General Meeting. Any Director so appointed by the Board shall hold office until the next election of the class for which such director shall have been chosen and shall then be eligible for re-election at that meeting.


     (6) A Director shall not be required to hold any shares of the Company by way of qualification and a Director (as the case may be) who is not a Member shall be entitled to receive Notice of and to attend and speak at any General Meeting of the Company and of all classes of shares of the Company.


     (7) A retiring Director shall be eligible for re-election.

12. Defects in appointment of Directors
--- -----------------------------------

     All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every person had been duly appointed and was qualified to be a Director.

13. Removal of Directors
--- --------------------

     (1) Subject to any provision to the contrary in these Bye-laws, the Members may, at any annual general meeting or any special general meeting convened and held in accordance with these Bye-laws, remove any Director, only for Cause, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director's removal.

     (2) A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (1) of this Bye-law may be filled by the Members at the meeting at which such Director is removed. A Director so appointed shall hold office in the same class of Directors as the removed Director held until the next annual general meeting or until such Director's office is otherwise vacated and, in the absence of such election or appointment, the Board may fill any such vacancy in accordance with Bye-law 14.

     (3) Subject to any provision to the contrary in these Bye-laws, a Director may be removed for any reason prior to the expiration of such Director's period of office or in any agreement between the Company and such Director by the unanimous vote of the Directors other than the Director in question at a board meeting duly convened and held in accordance with these Bye-laws.

     (4) A vacancy on the Board created by the removal of a Director under paragraph (3) of this Bye-law may be filled by the Board in accordance with Bye-law 14. A Director so appointed shall hold office until the next annual general meeting or until such Director's successor is elected or appointed or such Director's office is otherwise vacated.

14. Vacancies on the Board
--- ----------------------

     (1) The Board shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring as the result of the death, disability, disqualification or resignation of any Director or if such Director's office is otherwise vacated. A Director so appointed by the Board shall hold office in the same class of Directors as the Director whose vacant position he is filling until the next annual general meeting or until such Director's office is otherwise vacated.

     (2) The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws, or such greater number as may have been determined by the Members, as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act only for the purpose of (i) summoning a general meeting of the Company or (ii) preserving the assets of the Company.

     (3) The office of Director shall be vacated if the Director:

          (a)  is  removed  from  office   pursuant  to  these  Bye-laws  or  is
               prohibited from being a Director by law;

          (b) is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

          (c)  is or becomes of unsound mind or dies; or

          (d)  resigns his or her office by notice in writing to the Company.

15. Notice of meetings of the Board
--- -------------------------------

     (1) The Chairman or Deputy Chairman, or any two (2) Directors may, and the Secretary on the requisition of the Chairman or Deputy Chairman, or any two (2) Directors shall, at any time summon a meeting of the Board by at least three (3) Business Days' notice to each Director, unless such Director consents to shorter notice orally or in writing before the commencement of the meeting.


     (2) Notice of a meeting of the Board shall specify the general nature of the business to be considered at such meeting and shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by post, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible and non-transitory form at such Director's last known address or any other address given by such Director to the Company for this purpose. If such notice is sent by next-day courier, cable, telex, telecopier, facsimile or electronic mail, it shall be deemed to have been given the Business Day following the sending thereof and, if by post, five (5) Business Days following the sending thereof.

16. Quorum at meetings of the Board
--- -------------------------------

     The quorum necessary for the transaction of business at a meeting of the Board shall be a majority of the Directors then in office, present in person or represented or such greater number as the Members shall determine.

17. Meetings of the Board
--- ---------------------

     (1) The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

     (2) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

     (3) A resolution put to the vote at a duly constituted meeting of the Board at which a quorum is present and acting throughout shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes, the chairman shall have a second or casting vote.

18. Unanimous written resolutions
--- -----------------------------

     A resolution in writing signed by all the Directors which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution.

19. Contracts and disclosure of Directors' interests
--- ------------------------------------------------

     (1) Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director's firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorise a Director or Director's firm, partner or such company to act as Auditor of the Company.

     (2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

     (3) Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

20. Remuneration of Directors
--- -------------------------

     The remuneration, if any, of the Directors shall be determined by the Board. In addition, each Director shall be paid his reasonable traveling, hotel and incidental expenses in attending and returning from meetings of the Board or committees appointed by the Board, or any Annual General Meeting or Special General Meeting of the Members, and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company's business or in the discharge of his duties as a Director. Any question as to the reasonableness of expenses as provided herein shall be a matter to be determined by the Board.


                                   COMMITTEES

21. Power to delegate to a committee
--- --------------------------------

     The Board may appoint one or more Board committees and may delegate any of its powers to any such committee. Without limiting the generality of the foregoing, such committees may include:

          (a) an Investment Committee, which shall advise the Board and Company on the investment of the Company's assets;

          (b)  an Audit Committee,  which shall, among other things,  advise the
               Board  with  respect  to  the   Company's   financial   reporting
               responsibilities and related matters;

          (c) a Compensation Committee, which shall, among other things, advise the Board with respect to compensation of Officers;

          (d) a Nominating and Corporate Governance Committee which shall advise the Board on all corporate governance matters; and

          (e) an Executive Committee which shall have all of the powers of the Board between meetings of the Board.



     All Board committees shall conform to such directions as the Board shall impose on them, provided that each member shall have one (1) vote, and each committee shall have the right as it deems appropriate to retain outside experts. Each committee may adopt rules for the conduct of its affairs, including rules governing the adoption of resolutions by unanimous written consent, and the place, time, and notice of meetings, as such committee shall consider advisable and as shall not be inconsistent with these Bye-laws or with any applicable resolution adopted by the Board. Each committee shall cause minutes to be made of all meetings of such committee and of the attendance thereat and shall cause such minutes and copies of resolutions adopted by unanimous consent to be promptly inscribed or incorporated by the Secretary in the Company's minute book.


                                    OFFICERS

22. Officers of the Company
--- -----------------------


     The Officers of the Company shall consist of a President and a Vice President or a Chairman and a Deputy Chairman, a Secretary and such additional Officers as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

23. Appointment of Officers
--- -----------------------


     The Board shall, as soon as possible after the statutory meeting of Members and after each annual general meeting, appoint a Chairman and a Deputy Chairman, who shall be Directors, or a President and a Vice President, who shall be Directors. The Secretary and any additional Officers shall be appointed by the Board from time to time.

24. Remuneration of Officers
--- ------------------------

     The Officers shall receive such remuneration as the Board may from time to time determine.

25. Duties of Officers
--- ------------------

     The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

26. Chairman of meetings
--- --------------------

     Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman, if there be one, and if not the President, shall act as chairman at all meetings of the Members and of the Board at which such person is present. In his or her absence the Deputy Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote

27. Register of Directors and Officers
--- ----------------------------------


     The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

                                     MINUTES

28. Obligations of Board to keep minutes
--- ------------------------------------

     (1) The Board shall cause minutes to be duly entered in books provided for the purpose:

          (a)  of all elections and appointments of Officers;


          (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

          (c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.


     (2) Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.


                                    INDEMNITY

29. Indemnification of Directors and Officers of the Company
--- --------------------------------------------------------


     (1) The Directors, Secretary and other Officers (such term to include, for the purposes of this Bye-law and Bye-law 30, any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on loan or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons. 30. Waiver of claim by Member


     Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

                                    MEETINGS

31. Notice of annual general meeting
--- --------------------------------

     The annual general meeting of the Company shall be held in each year other than the year of incorporation at such time and place as the President or the Chairman or any two Directors or any Director and the Secretary or the Board shall appoint. At least ten days' notice of such meeting shall be given to each Member stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

32. Notice of special general meeting
--- ---------------------------------


     The President or the Chairman or any two Directors or any Director and the Secretary or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary, upon not less than five days' notice which shall state the time, place and the general nature of the business to be considered at the meeting.

33. Accidental omission of notice of general meeting
--- ------------------------------------------------

     The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

34. Meeting called on requisition of Members
--- ----------------------------------------

     Notwithstanding anything herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of Section 74 of the Act shall apply.

35. Short notice
--- ------------

     A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

36. Postponement of Meetings
--- ------------------------

     The Secretary may postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under Bye-law 35) provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

37. Quorum For General Meeting
--- --------------------------

     At any general meeting of the Company two or more persons present in person and representing in person or by proxy in excess of 50% (on an Unadjusted Basis) of the total issued and outstanding Common Shares throughout the meeting shall form a quorum for the transaction of business; provided, that if the Company shall at any time have only one Member, one Member present in person or by proxy shall constitute a quorum. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

38. Adjournment of meetings
--- -----------------------

     The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

39. Attendance at meetings
--- ----------------------

     Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

40. Written resolutions
--- -------------------

     (1) Subject to subparagraph (6), anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

     (2) A resolution in writing may be signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

     (3) For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

     (4) A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

     (5) A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of Sections 81 and 82 of the Act.

     (6) This Bye-law shall not apply to:

          (a)  a resolution passed pursuant to Section 89(5) of the Act; or

          (b) a resolution passed for the purpose of removing a Director before the expiration of his term of office under these Bye-laws.

41. Attendance of Directors
--- -----------------------

     The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

42. Voting at meetings
--- ------------------

     (1) Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

     (2) No Member shall be entitled to vote at any general meeting unless such Member has paid all the calls on all shares held by such Member.

43. Voting on show of hands
--- -----------------------

     At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

44. Decision of chairman
--- --------------------

     At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

45. Demand for a poll
--- -----------------

     (1)  Notwithstanding  the  provisions  of  the  immediately  preceding  two
Bye-laws, at any general meeting of the Company, in respect of any question proposed for the consideration of the Members (whether before or on the declaration of the result of a show of hands as provided for in these Bye-laws), a poll may be demanded by any of the following persons:

          (a)  the chairman of such meeting; or

          (b)  at least two Members  present in person or  represented by proxy;
               or

          (c) any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

          (d) any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such right.

     (2) Where, in accordance with the provisions of paragraph (1) of this Bye-law, a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, including any limitation on the voting power of any Controlled Shares pursuant to Bye-law 50, every Person present at such meeting shall have one vote for each share of which such Person is the holder or for which such person holds a proxy and such vote shall be counted in the manner set out in paragraph (4) of this Bye-law or in the case of a general meeting at which one or more Members are present by telephone in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.

     (3) A poll demanded in accordance with the provisions of paragraph (1) of this Bye-law, for the purpose of electing a chairman or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place as the chairman may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

     (4) Where a vote is taken by poll each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll the ballot papers shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

46. Seniority of joint holders voting
--- ---------------------------------

     In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

47. Instrument of proxy
--- -------------------

     The instrument appointing a proxy shall be in writing in the form, or as near thereto as circumstances admit, of Form "A" in the Schedule hereto, under the hand of the appointor or of his attorney duly authorised in writing, or if the appointor is a corporation, either under its seal, or under the hand of a duly authorised officer or attorney. The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.

48. Representation of corporations at meetings
--- ------------------------------------------

     A corporation which is a Member may by written instrument authorise such person as it thinks fit to act as its representative at any meeting of the Members and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.


                            SHARE CAPITAL AND SHARES

49. Rights of shares
--- ----------------

     (1) Subject to any resolution of the Members to the contrary (and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares), the share capital of the Company shall be divided into Common Shares, the holders of which shall, subject to the provisions of these Bye-laws:

          (a) be entitled to one vote per Common Share or, in the case of Controlled Shares, if applicable, a fraction of a vote per Controlled Share as determined pursuant to Bye-law 50;

          (b) be entitled to such dividends as the Board may from time to time declare;


          (c) in the event of a liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company; and

          (d) generally be entitled to enjoy all of the rights attaching to shares.

50. Limitation on voting rights of Controlled Shares
--- ------------------------------------------------

     (1) Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a poll at a general meeting every Member of record present in person or by proxy shall have one vote for each Common Share registered in his name in the register; provided, however, that, subject to the following provisions of this Bye-law 50, if and for so long as the number of issued Controlled Shares of any Person would constitute more than nine and one half percent (9.5%) of the total combined voting rights attaching to the issued Common Shares of the Company (calculated after giving effect to any prior reduction in voting rights attaching to Common Shares of other Persons as provided in this Bye-law 50), each such issued Controlled Share, regardless of the identity of the registered holder thereof, shall confer only a fraction of a vote as determined by the following formula (the "Formula"):

     (T - C) / (9.525 x C)


      Where: "T" is the aggregate number of votes conferred by all the issued Common Shares immediately prior to that application of the Formula with respect to such issued Controlled Shares, adjusted to take into account each reduction in such aggregate number of votes that results from a prior reduction in the exercisable votes conferred by any issued Controlled Shares pursuant to Bye-law 50(4) as at the same date; and

                  "C" is the number of issued Controlled Shares attributable to such Person.

     (2) The Directors may, by notice in writing, require any Member to provide, within not less than ten (10) Business Days, complete and accurate information to the registered office or such other place as the Directors may designate in respect of any or all of the following matters:

     (a) the number of Common Shares in which such Member is legally or beneficially interested;

     (b) the Persons who are beneficially interested in Common Shares in respect of which such Member is the registered holder;

     (c) the relationship, association or affiliation of such Member with any other Member or Person whether by means of common control or ownership or otherwise; or

     (d) any other facts or matters which the Directors may consider relevant to the determination of the number of Controlled Shares attributable to any Person.

     (3) If any Member does not respond to any notice given pursuant to Bye-law 50(2) above within the time specified therein or the Directors shall have reason to believe that any information provided in relation thereto is incomplete or inaccurate, the Directors may determine that the votes attaching to any Common Shares registered in the name of such Member shall be disregarded for all purposes until such time as a response (or additional response) to such notice reasonably satisfactory to the Directors has been received as specified therein.

     (4) The Formula shall be applied successively as many times as may be necessary to ensure that no Person shall be a 9.5% Shareholder at any time. For the purposes of determining the votes exercisable by Members as at any date, the Formula shall be applied to the shares of each Member in declining order based on the respective numbers of total Controlled Shares attributable to each Member. Thus, the Formula will be applied first to the votes of shares held by the Member to whom the largest number of total Controlled Shares is attributable and thereafter sequentially with respect to the Member with the next largest number of total Controlled Shares. In each case, calculations are made on the basis of the aggregate number of votes conferred by the issued Common Shares as of such date, as reduced by the application of the Formula to any issued Common Shares of any Member with a larger number of total Controlled Shares as of such date.

     (5) If, after giving effect to the provisions of Bye-law 50(1), the votes conferred by the Common Shares directly held by any Related Group would otherwise represent more than 9.5% of the votes conferred by all of the issued and outstanding Common Shares, the votes conferred by such Common Shares are hereby reduced (and shall be automatically reduced in the future) proportionately among all the Common Shares directly held by such Related Group in accordance with the relative voting power of such Common Shares, by whatever amount is necessary so that after any such reduction the votes conferred by the Common Shares directly held by such Related Group shall not exceed 9.5% of the votes conferred by all of the issued and outstanding Common Shares. The amount of any reduction in votes pursuant to this Bye-law 50(5) shall then be allocated and conferred proportionately among the Common Shares held directly by all shareholders or members of the Company who are not in such Related Group in accordance with the relative voting power of such Common Shares, provided, however, that no Common Shares shall be conferred votes to the extent that so doing shall cause any person to be treated as a 9.5% Shareholder.

     (6) Notwithstanding the provisions of paragraphs (1) and (2) of this Bye-law 50 above, having applied the provisions thereof as best as they consider reasonably practicable, the Directors may make such final adjustments to the aggregate number of votes attaching to the Common Shares of any Member that they consider fair and reasonable in all the circumstances to ensure that no Person shall be a 9.5% Shareholder at any time.

     (7) This Bye-law 50 shall only be effective for and at such times when the Company shall have eleven (11) or more Members holding Common Shares.

51. Power to issue shares
--- ---------------------

     (1)  Subject to the  restrictions,  if any that are  provided  for in these
Bye-laws from time to time and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Board may determine. Further, the Board may create and issue shares of a new class or of any existing class of shares and the Board may generally exercise the powers of the Company set out in sections 45(1)(b), (c),
(d) and (e) of the Act, without the need of any approval of the Members as might otherwise be required by such sections of the Act. The Board may also issue options, warrants or other rights to purchase or acquire shares or, subject to
Section 43 of the Act, securities convertible into or exchangeable for shares (including any employee benefit plan providing for the issue of shares or options or rights in respect thereof), at such times, for such consideration and on such terms and conditions as it may determine. The Board may create and issue shares including, but not limited to, series of preferred shares (which may or may not be separate classes of preferred shares), at such times, for such consideration and on such terms and conditions, with similar or different rights or restriction as any other series (or class) and to establish from time to time the number of preferred shares to be included in each such series (or class), and to fix the designation, powers, preferences, voting rights, dividend rights, repurchase provisions, and other rights, qualifications, limitations or restrictions thereof, as it may determine, provided that if any shares so created by the Board confer any voting rights that entitle the holders thereof to vote generally with the Common Shares, such new shares shall also be subject to Bye-law 50 in the same manner as are the Common Shares and shall be included with the Common Shares in determining the limitation on voting rights pursuant to Bye-law 50.

     (2) Notwithstanding the foregoing provisions of this Bye-law, the Company shall not issue any shares in a manner that the Board believes would cause, by reason of such issuance, any Person to become or continue to be a 9.5% Shareholder, other than Tower Group, Inc. or any of its Affiliates. Notwithstanding the foregoing provisions of this Bye-law, the restrictions of this Bye-law 51(2) shall not apply to any issuance of shares to a person acting as an underwriter in the ordinary course of its business, purchasing such shares pursuant to a purchase agreement to which the Company is a party, for resale.

     (3) The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

     (4) The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company, but nothing in this Bye-law shall prohibit transactions mentioned in Sections 39A, 39B, and 39C of the Act.

     (5) The Company may (and the Board may exercise such power) from time to time do any one or more of the following things:

          (a) make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares;

          (b) accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up;

          (c) pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

          (d) issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

52. Variation of rights and alteration of share capital
--- ---------------------------------------------------

     (1) If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of that class in accordance with Section 47(7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

     (2) The Company may from time to time by resolution of the Members change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

     (3) Subject to the restrictions, if any, that are provided for in these Bye-laws from time to time, the Company may from time to time purchase its own shares in accordance with the provisions of Section 42A of the Act.

53. Registered holder of shares
--- ---------------------------

     (1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other person.

     (2) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member's address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

54. Death of a joint holder
--- -----------------------

     Where two or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

55. Share certificates
--- ------------------

     (1) Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

     (2) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom such shares have been allotted.

     (3) If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if they see fit.

56. Calls on shares
--- ---------------


     (1) The Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.


     (2) The Board may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

57. Forfeiture of Shares
--- --------------------

     (1) If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of Form "B" in the Schedule hereto.


     (2) If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.


     (3) A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.


                               REGISTER OF MEMBERS

58. Contents of Register of Members
--- -------------------------------

     The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

59. Inspection of Register of Members
--- ---------------------------------

     The Register of Members shall be open to inspection at the registered office of the Company on every Business Day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

60. Determination of record dates
--- -----------------------------

     Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:

          (a)  determining the Members entitled to receive any dividend; and

          (b) determining the Members entitled to receive notice of and to vote at any general meeting of the Company.



                               TRANSFER OF SHARES

61. Instrument of transfer
--- ----------------------

     (1) An instrument of transfer shall be in the form or as near thereto as circumstances admit of Form "C" in the Schedule hereto or in such other common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

     (2) The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

62. Restrictions on transfer
--- ------------------------

     (1) Subject to the Act, this Bye-law 62 and such other of the restrictions contained in these Bye-laws and elsewhere as may be applicable, and except, in the case of any shares other than the Common Shares, as may otherwise be provided by the terms of issuance thereof, any Member may sell, assign, transfer or otherwise dispose of shares of the Company at the time owned by it and, upon receipt of a duly executed form of transfer in writing, the Directors shall procure the timely registration of the same. If the Directors refuse to register a transfer for any reason they shall notify the proposed transferor and transferee within thirty days of such refusal.

     (2) Except for shares held by Tower Group, Inc. or any of its Affiliates, the Directors shall decline to register a transfer of shares if the Directors have reason to believe that the effect of such transfer would be that any Person would become or continue to be a 9.5% Shareholder or a United States 25% Shareholder.

     (3) The Directors may, in their absolute and unfettered discretion, decline to register the transfer of any shares if the Directors have reason to believe
(i) that such transfer may expose the Company, any subsidiary thereof, any Member or any Person ceding insurance to the Company or any such subsidiary to adverse tax or regulatory treatment in any jurisdiction or (ii) that registration of such transfer under the Securities Act or under any blue sky or other U.S. state securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected (provided, however, that in this case (ii) the Directors shall be entitled to request and rely on an opinion of counsel to the transferor or the transferee, in form and substance satisfactory to the Directors, that no such approval or consent is required and no such violation would occur, and the Directors shall not be obligated to register any transfer absent the receipt of such an opinion).

     (4) Without limiting the foregoing, the Board shall decline to approve or register a transfer of shares unless all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Bermuda, the United States or any other applicable jurisdiction required to be obtained prior to such transfer shall have been obtained.

     (5) The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine; provided that such registration shall not be suspended for more than forty-five days in any period of three hundred and sixty five (365) consecutive days.

     (6) The Directors may require any Member, or any Person proposing to acquire shares of the Company, to certify or otherwise provide information in writing as to such matters as the Directors may request for the purpose of giving effect to Bye-laws 10(2), 51(2), 62(2) and 62(3), including as to such Person's status as a U.S. Person, its Controlled Shares and other matters of the kind contemplated by Bye-law 50(2). Such request shall be made by written notice and the certification or other information requested shall be provided to such place and within such period (not less than ten (10) Business Days after such notice is given unless the Directors and such Member or proposed acquiror otherwise agree) as the Directors may designate in such request. If any Member or proposed acquiror does not respond to any such request by the Directors as requested, or if the Directors have reason to believe that any certification or other information provided pursuant to any such request is inaccurate or incomplete, the Directors may decline to register any transfer or to effect any issuance or purchase of shares to which such request relates.

     (7) The restrictions on transfer authorized by this Bye-law 62 shall not be imposed in any circumstance in a way that would interfere with the settlement of trades or transactions in the Common Shares entered into through the facilities of the PORTAL market; provided, however, that the Company may decline to register transfers in accordance with these Bye-laws or resolutions of the Board after a settlement has taken place.

63. Transfers by joint holders
--- --------------------------

     The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share or shares to the executors or administrators of such deceased Member.

64. Lien on Shares
--- --------------

     (1) The Company shall have a first and paramount lien and charge on all shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other Person, whether a Member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Bye-law. The registration of a transfer of any such share shall operate as a waiver of the Company's lien (if any) thereon. The Company's lien (if any) on a share shall extend to all dividends or other monies payable in respect thereof.

     (2) The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is then presently payable, nor until the expiration of fourteen days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the relevant Member, or the Person, of which the Company has notice, entitled thereto by reason of such Member's death or bankruptcy. Effective upon such sale, any certificate representing such shares prior to such sale shall become null and void, whether or not it was actually delivered to the Company.

     (3) To give effect to any such sale the Directors may authorise some Person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

     (4) The proceeds of such sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the Person entitled to the shares immediately prior to such sale.


                             TRANSMISSION OF SHARES

65. Registration on death or bankruptcy
--- -----------------------------------

     Any Person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some Person to be registered as a transferee of such share, and in such case the Person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form "D" in the Schedule hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy.

66. Representative of deceased Member
--- ---------------------------------

     In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only Persons recognised by the Company as having any title to the deceased Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other Persons. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other Person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

                        DIVIDENDS AND OTHER DISTRIBUTIONS

67. Declaration of dividends by the Board
--- -------------------------------------

     Subject to any rights or restrictions at the time lawfully attached to any class of shares and subject to these Bye-laws, the Board may, in accordance with
Section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

68. Other distributions
--- -------------------

     The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

69. Reserve fund
--- ------------

     The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve fund to be used to meet contingencies or for equalising dividends or for any other special purpose.

70. Deduction of amounts due to the Company
--- ---------------------------------------

     The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

71. Unclaimed dividends
--- -------------------

     Any dividend unclaimed for a period of six (6) years from the date of declaration of such dividend shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, interest or other sum payable on or in respect of the shares into a separate account shall not constitute the Company a trustee in respect thereof.

72. Interest on dividend
--- --------------------

     No dividend or distribution shall bear interest against the Company.

73. Issue of bonus shares
--- ---------------------

     (1) Subject to Bye-law 51(2), the Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

     (2) The Company may capitalise any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.


                        ACCOUNTS AND FINANCIAL STATEMENTS

74. Records of account
--- ------------------

     The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

          (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relate;

          (b)  all sales and purchases of goods by the Company; and

          (c)  the assets and liabilities of the Company.

     Such records of account shall be kept at the registered office of the Company or, subject to Section 83(2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

75. Financial year end
--- ------------------

     The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be December 31st in each year.

76. Financial statements
--- --------------------

     Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.


                                      AUDIT

77. Appointment of Auditor
--- ----------------------

     Subject to Section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company. Such Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

78. Remuneration of Auditor
--- -----------------------

     The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine, or, by the Board as permitted under the Act.

79. Vacation of office of Auditor
--- -----------------------------

     If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the Board shall, as soon as practicable, convene a special general meeting to fill the vacancy thereby created.

80. Access to books of the Company
--- ------------------------------

     The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

81. Report of the Auditor
--- ---------------------

     (1) Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

     (2) The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

     (3) The generally accepted auditing standards referred to in paragraph (2) of this Bye-law shall be those of the United States of America and the financial statements and the report of the Auditor shall disclose this fact.


                                     NOTICES

82. Notices to Members of the Company
--- ---------------------------------

     A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given in writing for the purpose. For the purposes of this Bye-law, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile or other mode of representing words in a legible and non-transitory form.

83. Notices to joint Members
--- ------------------------

     Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

84. Service and delivery of notice
--- ------------------------------

     Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.


                               SEAL OF THE COMPANY

85. The Seal
--- --------

     The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use outside Bermuda.

86. Manner in which seal is to be affixed
--- -------------------------------------

     The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for the purpose, provided that any Director, or Officer, may affix the seal of the Company attested by such Director or Officer's signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director or Officer. Any such signature may be printed or affixed by mechanical means on any share certificate, debenture, share or other security certificate.


                                   WINDING-UP

87. Winding-up/distribution by liquidator
--- -------------------------------------

     Subject to the Act, the Company may be wound up voluntarily by resolution of the Members. If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

                             ALTERATION OF BYE-LAWS

88. Alteration of Bye-laws
--- ----------------------

     No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Members, in accordance with Bye-law 42.


                              CERTAIN SUBSIDIARIES

89. Voting of Subsidiary Shares
--- ---------------------------

     Notwithstanding any other provision of these Bye-laws to the contrary, if the Company is required or entitled to vote at a general meeting of any direct or indirect non-U.S. subsidiary of the Company, the Directors shall refer the subject matter of the vote to the Members of the Company on a poll (subject to Bye-law 50) and seek authority from the Members for the Company's corporate representative or proxy to vote in favor of the resolution proposed by the subsidiary. The Directors shall cause the Company's corporate representative or proxy to vote the Company's shares in the subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company's corporate representative or proxy to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by the subsidiary.

90. Bye-Laws or Articles of Association of Certain Subsidiaries
--- -----------------------------------------------------------


     The Board in its discretion shall require that the Bye-laws or Articles of Association of each subsidiary of the Company, organized under the laws of a jurisdiction outside the U.S., shall contain provisions substantially similar to Bye-law 89 herein. The Company shall enter into agreements with each such subsidiary, as reasonably necessary, to effectuate or implement this Bye-law.


                                  *********

                         SCHEDULE - FORM A (Bye-law 47)
                         ------------------------------

                ..............................................

                                    P R O X Y
                                    ---------


I/We
of
the     holder(s)     of     share(s)    in    the     above-named     company
hereby   appoint    ....................................................    or
failing him/her  .................................................  or failing him/her  .................................................  as my/our proxy to vote on my/our  behalf at the  general  meeting  of the  Company to be held on
the             day of               , 20    , and at any adjournment thereof.

Dated this            day of                  , 20

*GIVEN under the seal of the Company
*Signed by the above-named

..............................................................


..............................................................
Witness


*Delete as applicable.

                         SCHEDULE - FORM B (Bye-law 57)
                         ------------------------------

       NOTICE OF LIABILITY TO FORFEITURE FOR NON-PAYMENT OF CALL
       ---------------------------------------------------------

       You have  failed to pay the call of [amount of call] made on the ......
       day of  ........,  20..  last,  in  respect  of the  [number]  share(s)
       [numbers in figures]  standing in your name in the  Register of Members of the Company,  on the ......  day of .........,  20..  last,  the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of
       ..........  per annum computed from the said .......  day of .........,
       20...  last, on or before the .......  day of .........,  20... next at the place of business of the Company the share(s) will be liable to be forfeited.

       Dated this ....... day of .............., 20...

       [Signature of Secretary]
       By order of the  Board

                         SCHEDULE - FORM C (Bye-law 61)
                         ------------------------------

                          TRANSFER OF A SHARE OR SHARES
                          -----------------------------

FOR VALUE RECEIVED......................................................[amount]
................................................................... .[transferor]
hereby sell assign and transfer unto................................[transferee]
of.....................................................................[address]
...............................................................[number of shares]
shares of......................................................[name of Company]

Dated ................................................


.......................................................
                                                     (Transferor)

In the presence of:

.......................................................
                 (Witness)


.......................................................
                                                     (Transferee)

In the presence of:

.......................................................
                 (Witness)

                         SCHEDULE - FORM D (Bye-law 65)
                         ------------------------------

     TRANSFER BY A PERSON BECOMING ENTITLED ON DEATH/BANKRUPTCY OF A MEMBER
     ----------------------------------------------------------------------


     I/We having become entitled in consequence of the [death/bankruptcy] of [name of the deceased/bankrupt Member] to [number] share(s) standing in the register of members of [Company] in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee his or her executors administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

       WITNESS our hands this ........ day of ..........., 20...

       Signed by the above-named                            )
       [person or persons entitled]                         )
       in the presence of:                                  )


       Signed by the above-named                            )
       [transferee]                                         )
       in the presence of:                                  )